Exhibit 2.5

AMENDMENT NO. 3 TO SECURITIES PURCHASE AGREEMENT

This AMENDMENT NO. 3 TO SECURITIES PURCHASE AGREEMENT (this “Amendment”), dated as of 31 December, 2003, is among:

1. Viisage Technology, Inc., a Delaware corporation (the “Buyer”)

and

2. Novar GmbH, registered with the commercial register of the local court of Albstadt under HRB 1195 (“Novar”)

and

3. ZN Mitarbeiterbeteiligungsgesellschaft buergerlichen Rechts mit beschraenkter Haftung (“ZN MABG”), Universitaetsstrasse 160, 44801 Bochum, Germany

and

4. Odeon Venture Capital AG, registered with the commercial register of the local court of Essen under HRB 14563 (“Odeon”)

and

5. Prof. Dr. Christoph v.d. Malsburg, Wiemelhauser Strasse 180, 44799 Bochum, Germany (“Malsburg”)

and

6. High Tech Beteiligungen GmbH & Co. KG (“HTB”), registered with the commercial register of the local court of Düsseldorf under HRA 14298, duly represented by the personal liable general partner High Tech Private Equity GmbH, registered with the commercial register of the local court of Düsseldorf under HRB 38753

and

7. Prof. Dr. Thomas Martinetz, Magdalenenweg 18, 85457 Woerth, Germany (“Martinetz”)

and

8. Dr. Stefan Gehlen, Am Stens Hof 73, 44869 Bochum (“Gehlen”)

(each of the individuals and entities named in clauses 2 through 8 above are hereinafter individually referred to as a “Seller” and collectively as the “Sellers”)

and

9. ZN Vision Technologies AG, registered with the commercial register of the local court of Bochum under HRB 6954 (the “Company”).

Each of the Buyer, the Company and each of the Sellers is referred to hereinafter individually as a “Party” and collectively as the “Parties”.

Background

On March 28, 2003, the Parties entered into a Securities Purchase Agreement, as amended by Amendment No. 1 to Securities Purchase Agreement dated August 20, 2003 and by Amendment No. 2 to Securities Purchase Agreement dated November, 24, 2003 (the “Securities Purchase Agreement”). In accordance with Section 9.9 of the Securities Purchase Agreement, the Parties now wish to amend certain provisions of the Securities Purchase Agreement upon the terms and conditions set forth herein. Capitalized terms used herein but not otherwise defined shall have the respective meanings ascribed to them in the Securities Purchase Agreement.

Agreement

NOW, THEREFORE, in consideration of the premises and the mutual covenants and agreements herein contained and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound, hereby agree as follows:

1. AMENDMENT TO SECURITIES PURCHASE AGREEMENT

(a) Amendment to Sections 8.1(e) and 8.1(f) of the Securities Purchase Agreement. Sections 8.1(e) and 8.1(f) of the Securities Purchase Agreement are each hereby amended by deleting the date “December 31, 2003” appearing in the text of such sections and inserting in lieu thereof the date “January 31, 2004”.

(b) Amendment to Section 6.4(a) of the Securities Purchase Agreement. Section 6.4(a) of the Securities Purchase Agreement is hereby amended by deleting the date “December 31, 2004” appearing in clause (ii) of such section and inserting in lieu thereof the date “January 31, 2005”.

2. MISCELLANEOUS

(a) Applicable Law. This Amendment shall be governed by and construed in accordance with the internal laws of the State of Delaware, USA without giving effect to any choice or conflict of law provision or rule that would cause the application of laws of any jurisdictions other than those of the State of Delaware, USA; provided that the laws of Germany shall apply in the event that mandatory German law requires their respective application.

(b) Effects of Amendment; No Waiver. Except as specifically amended hereby, the Securities Purchase Agreement shall remain in full force and effect. Nothing in this Amendment shall be deemed to be a waiver of any right, term, condition or provision of the Securities Purchase Agreement.

(c) Execution in Counterparts. This Amendment may be executed in one or more counterparts, each of which shall be deemed an original, but all of which shall constitute but one and the same instrument.

[Signature page follows]

IN WITNESS WHEREOF, the Parties have executed this Amendment as of the date first above written.

VIISAGE TECHNOLOGY, INC.

By:	/s/ William K. Aulet

William K. Aulet Senior Vice President and Chief Financial Officer

ZN VISION TECHNOLOGIES AG

By:	/s/ Marcel Yon

Name: Marcel Yon
Title: Chief Executive Officer

By:	/s/ Stefan Gehlen

Name: Stefan Gehlen
Title: Chief Technical Officer

NOVAR GMBH

By:	/s/ Bernd Heinen

Name: Bernd Heinen
Title: Managing Director

ZN MABG

By:	/s/ Christoph v.d. Malsburg

ODEON VENTURE CAPITAL AG

By:	/s/ Marcel Yon

Name: Marcel Yon
Title: Chief Executive Officer

HTB

By:	/s/ Christian Schuette

Name: Christian Schuette
Title: Managing Director

By:	/s/ Georg Ludwig

Name: Georg Ludwig
Title: Managing Director

/s/ Christoph v.d. Malsburg

Prof. Dr. Christoph v.d. Malsburg

/s/ Thomas Martinetz

Prof. Dr. Thomas Martinetz

/s/ Stefan Gehlen

Dr. Stefan Gehlen